Exhibit 10(ix)(3)

THIRD AMENDMENT

TO THE

NORTHERN TRUST CORPORATION

DEFERRED COMPENSATION PLAN

WHEREAS, the Northern Trust Corporation (the “Company”) has adopted the Northern Trust Corporation Deferred Compensation Plan (the “Plan”) for the purpose of providing deferred compensation to a select group of management or highly compensated employees of the Company, effective as of May 1, 1998; and

WHEREAS, pursuant to Section 7.1 of the Plan, the Company has the right to amend the Plan when, in the sole discretion of the Company, such amendment is advisable; and

WHEREAS, the Company deems it advisable to amend the Plan.

NOW, THEREFORE, the Plan is hereby amended to add the attached as Supplement #1 to the Plan.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed on its behalf this 14th of December, 2005 effective as of January 1, 2005.

NORTHERN TRUST CORPORATION
By:	/s/ Timothy P. Moen
Name:	Timothy P. Moen
Title:	Executive Vice President

SUPPLEMENT #1

Special 2005 Deferral Election Cancellations

This Supplement #1 to the Northern Trust Corporation Deferred Compensation Plan, effective as of May 1, 1998 (the “Plan”), is made a part of the Plan and supersedes any provisions thereof to the extent that they are not consistent with this Supplement. Unless the context clearly implies or indicates to the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement #1.

1.	Effective Date. January 1, 2005.

2.	Application. This Supplement #1 shall apply to:

(a)	Any Participant who, prior to February 28, 2005, requested the cancellation of the Participant’s previous election to defer all or a portion of the cash award payment of Incentive Compensation scheduled to be made to the Participant on February 28, 2005;

(b)	Any Participant who previously elected to defer all or a portion of the cash award payment of Incentive Compensation scheduled to be made to the Participant in the Plan Year beginning January 1, 2005 (the “2005 Plan Year”) and whose 2005 Plan Year payment schedule for such Incentive Compensation was changed from annual to quarterly after such deferral election had been made;

(individually, a “Special Election Cancellation Participant” and, collectively, the “Special Election Cancellation Participants”); and

(c)	Any Participant who would be considered a “specified employee” as defined in proposed regulation section 1.409A-1(i) issued by the U.S. Treasury Department and the Internal Revenue Service; who terminates employment for any reason on or after the Effective Date of this Supplement #1 and on or before October 31, 2005 (individually, a “2005 Specified Employee Participant” and, collectively, the “2005 Specified Employee Participants”).

3.	Special Provision. The following special provision shall apply to the Special Election Cancellation Participants:

Special 2005 Deferral Election Cancellation: Pursuant to and in accordance with Notice 2005-1 and proposed regulations under Code section 409A issued by the U.S. Treasury Department and the Internal Revenue Service, each Special Election Cancellation Participant shall have the opportunity to cancel a previous election to defer all or a portion of the cash award payment of Incentive Compensation for the 2005 Plan Year described in Paragraph 2(a) or (b) above, by executing and delivering to the Company a cancellation of the Participant’s previous election to defer, in the form prescribed by the Company, subject to the requirements specified in paragraphs 4 and 6 below. Any amount the deferral of which is cancelled in accordance with this Paragraph 3 shall be distributed no later than December 31, 2005, or the date such amount becomes vested, if later.

4.	Special Election Deadline. To be effective, the election cancellation referred to in Paragraph 3 above must be executed and delivered to the Company by the Special Election Cancellation Participant on or before the date specified by the Company that is after the Effective Date of this Supplement #1, but no later than December 1, 2005.

5.	Special Provision. The following special provision will apply to the 2005 Specified Employee Participants:

Special 2005 Termination of Participation: Pursuant to and in accordance with Notice 2005-1 and proposed regulations under Code section 409A issued by the U.S. Treasury Department and the Internal Revenue Service, each 2005 Specified Employee Participant shall be considered to have terminated participation in the Plan with respect to any amounts that would otherwise be subject to Code section 409A, effective as of the date such 2005 Specified Employee Participant terminated employment with the Company. Anything in the Plan to the contrary notwithstanding, such amounts shall be distributed in a lump sum distribution to such 2005 Specified Employee Participant no later than December 31, 2005, or the date such amounts become vested, if later.

6.	Limitations on Supplement. Nothing in this Supplement #1 shall be construed to provide any Special Election Cancellation Participant or 2005 Specified Employee Participant with any rights or benefits under the Plan other than those described in Paragraphs 3 through 5, as applicable, above.